UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-0414846
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

892 Ross Drive,

Sunnyvale CA 94089

(Address of principal executive offices, and Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFPT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 25, 2019, Proofpoint, Inc., a Delaware corporation (“Proofpoint”), completed its previously announced acquisition of ObserveIT Ltd., an Israeli company (“ObserveIT”), pursuant to that Share Purchase Agreement, dated November 2, 2019 (the “Purchase Agreement”), by and among Proofpoint, ObserveIT, Proofpoint Israel Holdings Limited, an Israeli company and wholly owned subsidiary of Proofpoint, (“Proofpoint Israel Holdings Limited”), and Shareholder Representative Services LLC, a Colorado limited liability company, as agent to ObserveIT’s securityholders.

Pursuant to the terms of the Purchase Agreement, Proofpoint Israel Holdings Limited acquired 100% of the issued and outstanding equity interests of ObserveIT (the “Acquisition”) for an aggregate all-cash purchase price of approximately $225 million. The consideration was subject to an adjustment based on customary purchase price adjustment provisions for closing net working capital, transaction expenses, indebtedness, and the aggregate exercise price of ObserveIT’s outstanding options as of the closing of the Acquisition. An aggregate of approximately $3.25 million of the purchase price was placed in escrow to satisfy indemnification obligations and certain post-closing purchase price adjustments that may be determined to be owed to Proofpoint, its subsidiaries or affiliates. Proofpoint also issued restricted stock units with an aggregate fair market value of approximately $18 million to certain employees of ObserveIT, which are subject to vesting conditions based on such employees’ continued employment with Proofpoint or its subsidiaries, and assumed ObserveIT’s unvested options held by continuing employees.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with Proofpoint’s Annual Report on Form 10-K for the year ending December 31, 2019.

Item 7.01	Regulation FD Disclosure.

On November 25, 2019, Proofpoint issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 7.01 of Current Report on Form 8-K and Exhibit 99.1 attached hereto (the “7.01 Information”) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 7.01 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Proofpoint dated November 25, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: November 25, 2019	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer